SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2005

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

EXHIBIT 99.2

EXHIBIT 99.3

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 22, 2005, QuadraMed Corporation (the “Company”) entered into definitive agreements relating to the appointment of Steven V. Russell as the Company’s Senior Vice President of Corporate Development, effective November 21, 2005. In connection with his appointment, the Company and Mr. Russell entered into an Employment Agreement, Inducement Stock Option Agreement, and Proprietary Information and Non-Competition Agreement.

The Employment Agreement, effective November 21, 2005, includes the following material provisions:

•	One-year initial term, automatically renewable for one-year extensions, unless either party provides advance written notice

•	Annual base salary of $200,000

•	Annual incentive compensation bonus of up to fifty percent (50%) of then-current annual rate of base salary, commencing in 2006; not eligible to receive an incentive bonus for 2005

•	Grant of 75,000 non-qualified stock options (details of this grant are provided in the Inducement Stock Option Agreement)

•	In the event of an Involuntary Termination (as defined in the Employment Agreement) other than a Termination for Cause (as defined in the Employment Agreement), and not in connection with a Change in Control (as defined in the Employment Agreement), severance benefits of three (3) months of the then-current annual rate of base salary and three (3) months of health benefits; severance benefits conditioned upon release of Company upon termination

•	In the event of an Involuntary Termination (as defined in the Employment Agreement) in connection with or within six (6) months following a Change in Control (as defined in the Employment Agreement), severance benefits of twelve (12) months of the then-current annual rate of base salary and twelve (12) months of health benefits; severance benefits conditioned upon release of Company upon termination

•	Post-employment non-solicitation, non-disparagement, and confidentiality restrictions.

The Inducement Stock Option Agreement, effective November 21, 2005, includes the following material provisions:

•	75,000 stock options with a grant date of November 21, 2005; exercisable for a period of ten years at an exercise price of $1.24 per share

•	Vesting: one-fourth (25%) of the options vest on November 21, 2006 and the remaining three-fourths (75%) of the options vest in a series of thirty-six (36) equal monthly installments upon Mr. Russell’s completion of each month of employment after November 21, 2006

•	Vesting accelerates upon an Involuntary Termination or a Change in Control (as such terms are defined in the Inducement Stock Option Agreement).

The Proprietary Information and Non-Competition Agreement, effective November 21, 2005, includes the following material provisions:

•	Confidentiality provisions for the employment term and seven (7) years post-termination.

•	Assignment of any intellectual property related to the Company developed during the employment term and within one year post-termination; disclosure obligations and duty to assist the Company in the preservation of such intellectual property rights during the employment term and seven (7) years post-termination.

•	Non-disparagement.

•	Prohibition on competition during the employment term and prohibition on the solicitation of employees and customers during the employment term and for one year post-termination.

The foregoing descriptions of the Employment Agreement, Inducement Stock Option Agreement, and Proprietary Information and Non-Competition Agreement are qualified in their entirety by reference to such Employment Agreement, Inducement Stock Option Agreement, and Proprietary Information and Non-Competition Agreement.

Copies of the Employment Agreement, Inducement Stock Option Agreement, and Proprietary Information and Non-Competition Agreement are furnished as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference in response to this Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit 99.1	Employment Agreement, dated November 21, 2005, by and between Steven V. Russell and QuadraMed Corporation.

Exhibit 99.2	Inducement Stock Option Agreement, dated November 21, 2005, by and between Steven V. Russell and QuadraMed Corporation.

Exhibit 99.3	Proprietary Information and Non-Competition Agreement, dated November 21, 2005, by and between Steven V. Russell and QuadraMed Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2005

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement, dated November 21, 2005, by and between Steven V. Russell and QuadraMed Corporation.

99.2	Inducement Stock Option Agreement, dated November 21, 2005, by and between Steven V. Russell and QuadraMed Corporation.

99.3	Proprietary Information and Non-Competition Agreement, dated November 21, 2005, by and between Steven V. Russell and QuadraMed Corporation.